Exhibit 99.2

e.l.f. Beauty Announces Fourth Quarter and Full Fiscal 2025 Results
Full year Fiscal 2025 net sales grew 28%, reflecting another year of industry-leading growth

Q4 marked 25th consecutive quarter of net sales growth and market share gains

Announced agreement to acquire rhode, a fast-growing beauty brand founded by Hailey Bieber

OAKLAND, California; May 28, 2025 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and twelve months ended March 31, 2025.
“In this dynamic environment, we continue to deliver industry-leading results. In Fiscal 2025, we grew net sales 28%, gained 190 basis points of market share in the U.S. and continued our international expansion strategy,” said Tarang Amin, e.l.f. Beauty’s Chairman and Chief Executive Officer. “We believe we have the right strategy to drive continued category-leading sales and market share growth in the years to come, and believe the acquisition of rhode will further strengthen and diversify our portfolio of fast-growing disruptive brands.”

Fourth Quarter Fiscal 2025 Review
For the three months ended March 31, 2025, compared to the three months ended March 31, 2024:
•Net sales increased 4% to $332.6 million, primarily driven by strength across our retailer and e-commerce channels, as well as geographically across our U.S. and international markets.
•Gross margin increased approximately 50 basis points to 71%, primarily driven by favorable foreign exchange impacts on goods purchased from China and lower transportation costs.
•Selling, general and administrative (“SG&A”) expenses decreased $17.4 million to $192.7 million, or 58% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) was $173.3 million, or 52% of net sales. The decrease in SG&A dollars was primarily due to a decrease in marketing and digital spend.
•Net income was $28.3 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $45.2 million.
•Diluted earnings per share were $0.49 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.78.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $81.4 million, or 24% of net sales, up 99% year over year.
Full Year Fiscal 2025 Review
For the twelve months ended March 31, 2025, compared to the twelve months ended March 31, 2024:
•Net sales increased 28% to $1,313.5 million, primarily driven by strength across our retailer and e-commerce channels, as well as geographically across our U.S. and international markets.
•Gross margin increased approximately 50 basis points to 71%, primarily driven by favorable foreign exchange impacts on goods purchased from China and cost savings, partially offset by mix.
•SG&A increased $203.2 million to $777.7 million, or 59% of net sales. Adjusted SG&A was $690.9 million, or 53% of net sales. The increase in SG&A dollars was primarily due to an increase in marketing and digital spend, compensation and benefits, operations costs, retail fixturing and visual merchandising costs, professional fees and depreciation and amortization.
•Net income was $112.1 million on a GAAP basis. Adjusted net income was $197.6 million.
•Diluted earnings per share were $1.92 on a GAAP basis. Adjusted diluted earnings per share were $3.39.
•Adjusted EBITDA was $296.8 million, or 23% of net sales, up 26% year over year.
Liquidity
The Company ended fiscal 2025 with $148.7 million in cash and cash equivalents and $256.7 million of total debt outstanding, as compared to $108.2 million in cash and cash equivalents and $262.1 million of total debt outstanding at the end of fiscal 2024.
Fiscal 2026 Outlook
Due to the wide range of potential outcomes related to tariffs, the Company is not providing a Fiscal 2026 financial outlook at this time.
Entered Definitive Agreement to Acquire rhode
On May 28, 2025, the Company entered into a definitive agreement to acquire rhode, a fast-growing, multi-category lifestyle beauty brand founded by Hailey Bieber and known for its collection of high-performance, skin-focused products. The deal is comprised of $800.0 million at closing, subject to customary adjustments, in a combination of $600.0 million of cash and $200.0 million of stock, and potential earnout consideration of up to $200.0 million based on the future growth of the brand over a three-year timeframe. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close in the second quarter of Fiscal 2026.
The company has provided additional details regarding this transaction in a separate press release, and management will discuss the transaction on today’s webcast.
Webcast Details
The Company will hold a webcast to discuss its fourth quarter and Fiscal 2025 results and acquisition announcement today, May 28, 2025, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/stock-and-financial/events-and-presentations. For those unable to listen to the live broadcast, an archived version will be available at the same location.
About e.l.f. Beauty
e.l.f. Beauty (NYSE: ELF) is fueled by a belief that anything is e.l.f.ing possible. e.l.f. is a different kind of company that disrupts norms, shapes culture and connects communities, through positivity, inclusivity and accessibility. The mission is clear: to make the best of beauty accessible to every eye, lip and face. e.l.f. Beauty and its brands, e.l.f. Cosmetics, e.l.f. SKIN, Keys Soulcare, Well People and Naturium, are led by purpose, driven by results and elevated by superpowers. e.l.f. Beauty offers e.l.f. clean and vegan products, all double-certified by PETA and Leaping Bunny as cruelty free, and proudly stands as the first beauty company with Fair Trade Certified™ facilities. With a kind heart at the center of e.l.f.’s ethos, the company donates 2% of net profits to organizations that make positive impacts.
Learn more at https://www.elfbeauty.com/

Note Regarding non-GAAP Financial Measures
This press release includes references to non-GAAP measures, including adjusted EBITDA, adjusted SG&A, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
Adjusted EBITDA excludes expense or income related to stock-based compensation, impairment of equity investment, and other non-cash and non-recurring items. Such other non-cash or non-recurring items include amortization of internal-use software costs related to cloud applications, acquisition related costs, and cloud computing ERP implementation costs.
Adjusted SG&A excludes expense related to stock-based compensation and other non-recurring items. Such other non-recurring items include other non-recurring cloud computing ERP implementation costs and acquisition related costs.
Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of expense or income related to stock-based compensation, other non-cash and non-recurring items, impairment of equity investment, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.
Adjusted net income excludes expense related to stock-based compensation, other non-recurring items, impairment of equity investment, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-recurring items include other non-recurring cloud computing ERP implementation costs and acquisition related costs.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements that we believe we have the right strategy to drive continued category-leading sales and market share growth in the years to come, and believe the acquisition of rhode will further strengthen and diversify our portfolio of fast-growing disruptive brands. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement to acquire rhode; the possibility that various closing conditions for the acquisition may not be satisfied or waived; the possibility of a failure to obtain, delays in obtaining or adverse conditions contained in regulatory or other required approvals; the failure of the acquisition to close for any other reason; the amount of fees and expenses related to the acquisition; the ability to achieve projected financial results; the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; and the Company’s ability to effectively manage its SG&A and other expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Sam Critchell
VP, Corporate Development & Investor Relations kkatten@elfbeauty.com	VP, Corporate Communications scritchell@elfbeauty.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations
(unaudited)
(in thousands, except share and per share data)

	Three months ended March 31,		Twelve months ended March 31,
	2025	2024	2025	2024

Net sales	$332,645	$321,143	$1,313,517	$1,023,932
Cost of sales	95,606	93,941	377,831	299,836
Gross profit	237,039	227,202	935,686	724,096
Selling, general and administrative expenses	192,723	210,172	777,659	574,418
Operating income	44,316	17,030	158,027	149,678
Other income (expense), net	2,594	(692)	1,294	1,210
Impairment of equity investment	—	(1,155)	—	(2,875)
Interest expense, net	(2,860)	(4,002)	(13,813)	(7,023)
Loss on extinguishment of debt	(13)	—	(13)	—
Income before income taxes	44,037	11,181	145,495	140,990
Income tax (provision) benefit	(15,784)	3,346	(33,406)	(13,327)
Net income	$28,253	$14,527	$112,089	$127,663
Net income per share:
Basic	$0.50	$0.26	$1.99	$2.33
Diluted	$0.49	$0.25	$1.92	$2.21
Weighted average shares outstanding:
Basic	56,159,804	55,465,190	56,210,459	54,747,930
Diluted	57,980,746	58,487,557	58,345,174	57,788,454

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	March 31, 2025	March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$148,692	$108,183
Accounts receivable, net	126,010	123,797
Inventory, net	187,170	191,489
Prepaid expenses and other current assets	78,688	53,608
Total current assets	540,560	477,077
Property and equipment, net	28,787	13,974
Intangible assets, net	207,698	225,094
Goodwill	340,582	340,600
Other assets	130,548	72,502
Total assets	$1,248,175	$1,129,247

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$—	$100,307
Accounts payable	72,180	81,075
Accrued expenses and other current liabilities	104,876	117,733
Total current liabilities	177,056	299,115
Long-term debt	256,676	161,819
Deferred tax liabilities	3,812	3,666
Long-term operating lease obligations	48,721	21,459
Other long-term liabilities	1,055	616
Total liabilities	487,320	486,675

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of March 31, 2025 and March 31, 2024; 55,730,037 and 55,583,660 shares issued and outstanding as of March 31, 2025 and March 31, 2024, respectively	556	555
Additional paid-in capital	942,025	936,403
Accumulated other comprehensive income (loss)	521	(50)
Accumulated deficit	(182,247)	(294,336)
Total stockholders' equity	760,855	642,572
Total liabilities and stockholders' equity	$1,248,175	$1,129,247

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Twelve months ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$112,089	$127,663
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,115	30,167
Non-cash lease expense	9,740	5,746
Stock-based compensation expense	71,786	40,625
Amortization of debt issuance costs and discount on debt	545	430
Deferred income taxes	446	(3,276)
Impairment of equity investment	—	2,875
Acquisition-related seller expenses	—	(10,549)
Loss on extinguishment of debt	13	—
Other, net	136	1,227
Changes in operating assets and liabilities:
Accounts receivable	(2,742)	(49,598)
Inventory	4,874	(93,930)
Prepaid expenses and other assets	(75,854)	(55,182)
Accounts payable and accrued expenses	(23,397)	81,215
Other liabilities	(7,911)	(6,259)
Net cash provided by operating activities	133,840	71,154

Cash flows from investing activities:
Acquisition, net of cash acquired	—	(274,973)
Purchase of property and equipment	(18,520)	(8,659)
Investment contributions	(577)	(1,028)
Net cash used in investing activities	(19,097)	(284,660)

Cash flows from financing activities:
Proceeds from revolving line of credit	—	89,500
Repayment of revolving line of credit	(89,500)	—
Proceeds from long-term debt	256,676	115,000
Repayment of long-term debt	(173,376)	(7,875)
Debt issuance costs paid	(2,083)	(665)
Repurchase of common stock	(67,062)	—
Cash received from issuance of stock options	953	5,561
Other, net	(57)	(576)
Net cash (used in) provided by financing activities	(74,449)	200,945

Effect of exchange rate changes on cash and cash equivalents	215	(34)

Net increase (decrease) in cash and cash equivalents	40,509	(12,595)
Cash and cash equivalents - beginning of period	108,183	120,778
Cash and cash equivalents - end of period	$148,692	$108,183

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2025	2024	2025	2024

Net income	$28,253	$14,527	$112,089	$127,663
Interest expense, net	2,860	4,002	13,813	7,023
Income tax (benefit) provision	15,784	(3,346)	33,406	13,327
Depreciation and amortization	13,216	9,722	44,115	30,167
EBITDA	$60,113	$24,905	$203,423	$178,180
Stock-based compensation	14,835	11,166	71,786	40,625
Impairment of equity investment (a)	—	1,155	—	2,875
Other non-cash and non-recurring items (b)	6,404	3,704	21,617	13,061
Loss on extinguishment of debt (c)	13	—	13	—
Adjusted EBITDA	$81,365	$40,930	$296,839	$234,741

(a)     Represents an impairment of equity investment recorded during the three and twelve months ended March 31, 2024.
(b)     Represents other non-cash or non-recurring items, which include amortization of internal-use software costs related to cloud applications, acquisition related costs, and cloud computing ERP implementation costs.
(c)     Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2025	2024	2025	2024
Selling, general, and administrative expenses	$192,723	$210,172	$777,659	$574,418
Stock-based compensation	(14,827)	(11,145)	(71,732)	(40,609)
Other non-recurring items (a)	(4,563)	(2,134)	(15,029)	(7,401)
Adjusted selling, general, and administrative expenses	$173,333	$196,893	$690,898	$526,408

(a)     Represents other non-recurring cloud computing ERP implementation costs and acquisition related costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended March 31,		Twelve months ended March 31,
	2025	2024	2025	2024
Net income	$28,253	$14,527	$112,089	$127,663
Stock-based compensation	14,835	11,166	71,786	40,625
Other non-recurring items (a)	4,563	2,444	15,029	8,041
Impairment of equity investment (b)	—	1,155	—	2,875
Loss on extinguishment of debt (c)	13	—	13	—
Amortization of acquired intangible assets (d)	4,350	4,864	17,397	15,047
Tax Impact (e)	(6,779)	(3,311)	(18,733)	(10,485)
Adjusted net income	$45,235	$30,845	$197,581	$183,766

Weighted average number of shares outstanding - diluted	57,980,746	58,487,557	58,345,174	57,788,454
Adjusted diluted earnings per share	$0.78	$0.53	$3.39	$3.18

(a)     Represents other non-recurring cloud computing ERP implementation costs and acquisition related costs.
(b)     Represents an impairment of equity investment recorded during the three and twelve months ended March 31, 2024.
(c)     Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(d)     Represents amortization expense of acquired intangible assets consisting of customer relationships and trademarks.
(e)     Represents the tax impact of the above adjustments.